As filed with the Securities and Exchange Commission on November 10, 2005
                                                   Registration No. 333-_____

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------
                                  WPP GROUP PLC
             (Exact name of registrant as specified in its charter)

                 ENGLAND AND WALES                                                           98-0110868
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

                                 27 FARM STREET
                             LONDON W1J 5RJ ENGLAND
                               011-44-20-7408-2204
                    (Address of principal executive offices)

                       WPP GROUP PLC RESTRICTED STOCK PLAN
                        WPP 2005 WORLDWIDE OWNERSHIP PLAN
                      WPP 2005 EXECUTIVE STOCK OPTION PLAN
              WPP GROUP PLC 2004 LEADERSHIP EQUITY ACQUISITION PLAN
                  WPP GROUP PLC ANNUAL BONUS DEFERRAL PROGRAMME
                     WPP 2003-2005 LONG TERM INCENTIVE PLAN
                     WPP 2004-2006 LONG TERM INCENTIVE PLAN
                      WPP GROUP PLC PERFORMANCE SHARE PLAN
                            (Full title of the plans)

                               ANDREA HARRIS, ESQ.
                               GROUP CHIEF COUNSEL
                                 27 FARM STREET
                             LONDON W1J 5RJ ENGLAND
                     (Name and address of agent for service)

                               011-44-20-7408-2204
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               CURT C. MYERS, ESQ.
                               DAVIS & GILBERT LLP
                                  1740 BROADWAY
                              NEW YORK, N.Y. 10019
                                 (212) 468-4800
                     ---------------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================|==============|==================|==================|============
       Title of securities to be registered          | Amount to be | Proposed maximum | Proposed maximum |  Amount of
                                                     |  registered  |  offering price  |     aggregate    |registration
                                                     |      (1)     |     per share    |  offering price  |     fee
-----------------------------------------------------|--------------|------------------|------------------|------------
    Ordinary Shares, nominal value 10p each, (2)     |              |                  |                  |
  issuable under, or issuable to the Registrant's    |              |                  |                  |
  Depositary to support American Depositary Shares   |              |                  |                  |
                  issuable under:                    |              |                  |                  |
-----------------------------------------------------|--------------|------------------|------------------|------------

-----------------------------------------------------------------------------------------------------------------------
WPP Group plc Restricted Stock Plan                  | 26,000,000   |     $9.98 (3)    |  $259,480,000    | $30,540.80
-----------------------------------------------------|--------------|------------------|------------------|------------
WPP 2005 Worldwide Ownership Plan                    |  2,500,000   |     $9.98 (3)    |   $24,950,000    |  $2,936.62
-----------------------------------------------------|--------------|------------------|------------------|------------
WPP 2005 Executive Stock Option Plan                 |  2,000,000   |     $9.98 (3)    |   $19,960,000    |  $2,349.29
-----------------------------------------------------|--------------|------------------|------------------|------------
WPP Group plc 2004 Leadership Equity Acquisition     | 11,000,000   |     $9.98 (3)    |  $109,780,000    | $12,921.11
Plan                                                 |              |                  |                  |
-----------------------------------------------------|--------------|------------------|------------------|------------
WPP Group plc Annual Bonus Deferral Programme        |  1,000,000   |     $9.98 (3)    |    $9,980,000    |  $1,174.65
-----------------------------------------------------|--------------|------------------|------------------|------------
WPP 2003-2005 Long Term Incentive Plan               |  4,350,000   |     $9.98 (3)    |   $43,413,000    |  $5,109.71
-----------------------------------------------------|--------------|------------------|------------------|------------
WPP 2004-2006 Long Term Incentive Plan               |  3,650,000   |     $9.98 (3)    |   $36,427,000    |  $4,287.49
-----------------------------------------------------|--------------|------------------|------------------|------------
WPP Group plc Performance Share Plan                 |    200,000   |     $9.98 (3)    |    $1,996,000    |    $234.93
-----------------------------------------------------|--------------|------------------|------------------|------------
TOTAL                                                | 50,700,000   |                  |                  | $59,554.60
=====================================================|==============|==================|==================|============

(1) Includes an indeterminate amount of additional Ordinary Shares that may be necessary to adjust the number of Ordinary Shares subject to issuance pursuant to the Plans set forth above, as a result of any future stock split, stock dividend or similar transaction with respect to Ordinary Shares.
(2) American Depositary Shares of the Registrant ("ADS") evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares, nominal value 10p each, of the Registrant ("Ordinary Shares") have been registered under a separate registration statement on Form F-6 (File No. 333-129170). Each ADS represents five Ordinary Shares.
(3) Estimated solely for purposes of calculating the registration fee. Such estimate has been calculated pursuant to Rule 457(c) based on the average of the high and low prices of the Ordinary Shares as reported on The London Stock Exchange on November 8, 2005, translated into U.S. dollars using the Federal Reserve Bank's Noon Buying Rate for pounds sterling of (pound) 1.00- $1.7415. In accordance with the provisions of Rule 462 under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

                                EXPLANATORY NOTE

References to the "Company" and the "Registrant" mean WPP Group plc, an English public limited company.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the WPP Group plc Restricted Stock Plan, the WPP 2005 Worldwide Ownership Plan, the WPP 2005 Executive Stock Option Plan, the WPP Group plc 2004 Leadership Equity Acquisition Plan, the WPP Group plc Annual Bonus Deferral Programme, the WPP 2003-2005 Long Term Incentive Plan, the WPP 2004-2006 Long Term Incentive Plan and the WPP Group plc Performance Share Plan (collectively, the "Plans"), as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), such documents are not required to be filed with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(a) or additional information about the Plans is available without charge by contacting:

Andrea Harris, Esq.
Group Chief Counsel
WPP Group plc
27 Farm Street
London W1J 5RJ England
011-44-20-7408-2204

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

          (a)  Annual Report on Form 20-F for the year ended December 31, 2004.

          (b)  Not applicable.

          (c) Report on Form 6-K filed on November 10, 2005, which includes a description of the Registrant's share capital and American Depositary Shares, representing the Registrant's ordinary shares.


     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 136 of the Registrant's Articles of Association provides:

     "Except to the extent prohibited or restricted by the Statutes, but without prejudice to any indemnity to which a director or other officer may otherwise be entitled, every director or other officer (excluding an auditor) of the Company may be indemnified out of the assets of the Company against all liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office."

     Section 310 of the U.K. Companies Act 1985 (as amended) provides as follows:

        "310. PROVISIONS EXEMPTING OFFICERS AND AUDITORS FROM LIABILITY

     (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

     (2) Except as provided by the following subsection, any such provision is void.

     (3) This section does not prevent a company

         (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

         (b) from indemnifying any such officer or auditor against any liability incurred by him

              (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

              (ii) in connection with any  application  under section 144(3) or
                   (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

     Section 727 of the U.K. Companies Act 1985 (as amended) provides as follows:

                 "727. POWER OF COURT TO GRANT RELIEF IN CASES:

     (1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect to the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

The Registrant maintains directors' and officers' insurance coverage that, subject to policy terms and limitations, will include coverage to reimburse the Registrant for amounts that it may be required or permitted by law to pay directors or officers of Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

Exhibit No.   Description
     4.1      Memorandum and Articles of Association of WPP Group plc
              (incorporated herein by reference to Exhibit 1 of the Registrant's
              Report on Form 6-K filed with the Securities and Exchange
              Commission on November 10, 2005 (File No. 0-16350)).
     4.2      Deposit Agreement, dated as of October 27, 2005, among WPP 2005 plc,  Citibank,  N.A., as  Depositary,  and all holders and beneficial owners  from  time to  time of  American  Depositary
              Receipts  issued thereunder  (incorporated  herein by  reference to Exhibit 3(a) of the Registrant's  Registration  Statement  on
              Form  F-6  filed  with  the Securities  and  Exchange  Commission on October 21,  2005 (File No. 333-129170)).
     4.3      Form of American Depositary Receipt  (incorporated  herein by reference  to  prospectus  filed  pursuant  to Rule  424(b)(3) to the Registrant's  Registration  Statement  on  Form  F-6  filed with  the Securities  and  Exchange  Commission  on October  27,
              2005 (File No. 333-129170)).
     5.1      Opinion of Allen & Overy LLP regarding validity of securities being registered.*
    23.1      Consent of Deloitte & Touche LLP.*
    23.2      Consent of Allen & Overy LLP (included in the opinion filed as
              Exhibit 5.1).
    24        Powers of Attorney (included on signature page).*

* Filed herewith.


ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 10, 2005.

                                        WPP Group plc


                                        /s/ Paul Winston George Richardson
                                        ----------------------------------
                                        By: Paul Winston George Richardson
                                        Title: Finance Director



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below hereby severally constitutes and appoints Paul W. G. Richardson his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form S-8 has been signed by the following persons in their capacities on November 10, 2005.

Signature                                                      Title
---------                                                      -----


------------------------------------------------               Chairman (non-executive) of the Board of Directors
Philip Lader


/s/ Sir Martin Stuart Sorrell                                  Group Chief Executive Officer
------------------------------------------------
Sir Martin Stuart Sorrell


/s/ Paul Winston George Richardson                             Finance Director (Principal Financial Officer, Principal
------------------------------------------------               Accounting Officer and Director)
Paul Winston George Richardson


/s/ Howard Paster                                              Executive Director
------------------------------------------------
Howard Paster


/s/ Mark Julian Read                                           Strategy Director
------------------------------------------------
Mark Julian Read

Signature                                                      Title
---------                                                      -----

------------------------------------------------               Non-Executive Director
Esther Dyson


------------------------------------------------               Non-Executive Director
Orit Gadiesh


/s/ David Herman Komansky                                      Non-Executive Director
------------------------------------------------
David Herman Komansky


/s/ Christopher Alasdhair Anthony Ewan Mackenzie               Non-Executive Director
------------------------------------------------
Christopher Alasdhair Anthony Ewan Mackenzie


/s/ Stanley Wilbur Morten                                      Non-Executive Director
------------------------------------------------
Stanley Wilbur Morten


/s/ Koichiro Naganuma                                          Non-Executive Director
------------------------------------------------
Koichiro Naganuma


------------------------------------------------               Non-Executive Director
Lubna Suliman Olayan


------------------------------------------------               Non-Executive Director
John Anthony Quelch


------------------------------------------------               Non-Executive Director
Jeffrey Allen Rosen


/s/ Paul Spencer                                               Non-Executive Director
------------------------------------------------
Paul Spencer


/s/ Colin Richard Day                                          Non-Executive Director
------------------------------------------------
Colin Richard Day


/s/ Paul Winston George Richardson                             Authorized Representative in the United States
------------------------------------------------
Paul Winston George Richardson

                                  EXHIBIT INDEX

Exhibit No.     Description
     5.1        Opinion of Allen & Overy LLP regarding validity of securities being registered.
    23.1        Consent of Deloitte & Touche LLP.
    23.2        Consent of Allen & Overy LLP (included in the opinion filed as Exhibit 5.1).
    24          Powers of Attorney (included on signature page).